                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[   ]  Definitive Proxy Statement
[ X ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           HUNTINGTON BANCSHARES INCORPORATED
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------
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Huntington Bancshares Incorporated                                        [LOGO]
41 South High Street Columbus Ohio 43215                              HUNTINGTON

August 20, 1997

Dear Shareholder:

You recently received our Joint Proxy Statement/Prospectus and Proxy Card for the upcoming Special Meeting of Shareholders to be held on September 10, 1997, for the purpose of approving the merger of First Michigan Bank Corporation into Huntington. The September 10 meeting is quickly approaching. As of August 19, we had not received your proxy card.

Trading volume in Huntington Bancshares Incorporated Common Stock has been unusually high since August 4, in part due to demand created by Huntington being added to the S&P 500 Index. AS THE RECORD HOLDER OF SHARES ON THE JULY 9, 1997 RECORD DATE, YOU STILL NEED TO VOTE THE SHARES, EVEN IF YOU SOLD SHARES SINCE THE RECORD DATE.

If you have already voted your shares, we thank you. However, if you have not already voted, please complete, sign and return the duplicate proxy card in the enclosed postage-paid return envelope so that your shares may be counted.

Thank you for your vote. We appreciate your continued interest in Huntington Bancshares Incorporated.

Sincerely,

/s/ Frank Wobst

Frank Wobst
Chairman and Chief Executive Officer